SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2012

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of Global Power Equipment Group Inc. (the “Company”) was held on June 7, 2012 at 9:00 a.m. Eastern time in New York, New York. As described in the definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2012 (the “2012 Proxy Statement”), the following occurred:

•	The seven nominees for director were elected;

•	The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year 2012 was ratified; and

•	A resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the 2012 Proxy Statement, was adopted.

The votes were as follows:

Proposal 1 — Election of Directors:

	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non- Votes
David L. Keller	10,111,287	247,127	793,001
Charles Macaluso	10,177,872	180,542	793,001
Carl Bartoli	10,169,707	188,707	793,001
Terence J. Cryan	10,175,827	182,587	793,001
Eugene I. Davis	7,983,213	2,375,201	793,001
Michael E. Salvati	10,175,860	182,554	793,001
Frank E. Williams, Jr.	10,177,496	180,918	793,001

Proposal 2 — Ratification of BDO USA, LLP as the Independent Registered Public Accounting Firm:

11,137,458 shares voted for, 7,081 voted against, 6,876 shares abstained from voting and there were 0 broker non-votes.

Proposal 3 —Advisory Vote on Executive Compensation:

9,536,129 shares voted for, 628,253 shares voted against, 194,032 shares abstained from voting, and there were 793,001 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2012

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara

Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development